Exhibit 99.1

BLADE AIR MOBILITY REPORTS FISCAL SECOND QUARTER ENDING MARCH 31, 2021 FINANCIAL RESULTS AND PROVIDES CORPORATE UPDATE

•	Revenues Up 44% in fiscal second quarter 2021 versus prior year period

•	$365 million gross proceeds from completion of business combination, well in excess of $125 million minimum cash requirement, will support expanded acquisition strategy and route expansion

•	Recent announcements with aerospace companies Beta Technologies and Wisk Aero represent important milestones towards Blade’s transition to Electric Vertical Aircraft (“EVA”)

•	Pent-up demand for leisure travel is expected to drive growth of Blade Airport, re-launching on June 1st, and seasonal travel this summer

New York, NY (May 17, 2021) – Blade Air Mobility, Inc. (NASDAQ:BLDE, “Blade” or the “Company”), a technology-powered air mobility platform, today announced financial results for Blade Urban Air Mobility, Inc., its wholly-owned subsidiary, for the fiscal second quarter ended March 31, 2021. On May 7, 2021, we completed our business combination with Experience Investment Corp. ("EIC"). The historical financial information in this press release relates to Blade Urban Air Mobility, Inc.'s operations prior to the business combination. Going forward, our financial results will be presented on a combined company basis.

“The $365 million of capital raised from our transaction with Experience Investment Corp. will accelerate our acquisition strategy and route expansion plans. In the near-term, Blade is well-positioned to benefit from significant pent-up demand for travel as Americans begin to rediscover travel,” said Rob Wiesenthal, Blade’s Chief Executive Officer.

Melissa, President and General Counsel of Blade added, “Our recently announced partnership with Kayak will dramatically expand the customer acquisition funnel for Blade Airport, which is re-launching service on June 1st, while our agreements with Beta Technologies and Wisk Aero will help us transition from conventional aircraft to EVA. Those agreements will allow third parties to own, operate and maintain Beta and Wisk EVAs on behalf of Blade.”

“We are pleased with Blade’s 44% year-over-year revenue growth in the quarter, particularly given the comparison to a period that was largely unaffected by COVID-19. Strong performance in our MediMobility organ transport, jet and Northeast commuter short-distance businesses more than offset the decline in Blade Airport due to the pandemic,” said Will Heyburn, Blade’s Chief Financial Officer.

Business Highlights and Recent Updates:

●	Blade announced the June 1st re-start of its New York City airport (starting with JFK) transfer product for $195/Seat (or $95/Seat with the purchase of an annual pass)

●	Partnership with Kayak expands our customer acquisition pipeline. Kayak users booking flights to or from New York City airports will be prompted to add Blade Airport connections. Kayak will also purchase Blade airport seats from Blade to support its loyalty program

●	Northeast commuter services began daily operations in April and May for the first time ever, driven by hybrid remote/office work patterns resulting in broader distribution of demand versus typical end-of-week surges

●	Recent announcements with Beta Technologies and Wisk Aero represent important milestones towards Blade’s transition to EVA, re-affirming our manufacturer-agnostic, asset-light model

●	Business combination with Experience Investment Corp. closed on May 7, 2021, provides $365 million gross proceeds to support acquisition strategy and route expansion

Second Fiscal Quarter Ended March 31, 2021 Financial Highlights:

●	Revenues up 44% to $9.3 million in second fiscal quarter 2021 ending March 31, 2021 versus $6.5 million in the prior year period

●	MediMobility organ transport and jet revenues grew 68% year-over-year, as Blade added new hospital and jet customers versus the prior year period

●	Short-distance revenues declined 41% year-over-year, primarily reflecting the negative impact of airport short-distance services, which were paused in the second fiscal quarter 2021 due to the COVID-19 pandemic, partially offset by modest growth in our Northeast commuter business

●	Net loss increased to $(4.2) million from $(3.4) million in the prior year period, driven by higher G&A costs (primarily due to higher stock based compensation expense), partially offset by increased revenues and lower cost of sales as a percentage of revenues.

●	Adjusted EBITDA of $(2.2) million improved versus $(3.1) million in the prior year period, driven by increased revenues and lower cost of sales as a percentage of revenues

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net income and excluding interest, depreciation and amortization and stock-based compensation. Blade believes that this non-GAAP measure, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the tables within this press release.

BLADE URBAN AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2021	2020	2021	2020
Revenue	$9,273	$6,454	$17,259	$11,677

Operating expenses
Cost of revenue	7,673	5,831	13,995	11,588
Software development	156	241	342	471
General and administrative	4,803	2,807	8,214	5,815
Selling and marketing	866	923	1,301	1,955
Total operating expenses	13,498	9,802	23,852	19,829

Loss from operations	(4,225)	(3,348)	(6,593)	(8,152)

Other non-operating income
Interest income (expense), net	4	(61)	11	30
Total other non-operating income	4	(61)	11	30

Net loss	$(4,221)	$(3,409)	$(6,582)	$(8,122)

BLADE URBAN AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(unaudited) (In thousands)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
Product Line	2021	2020	2021	2020
	(In thousands)
Short Distance flight services	$1,049	$1,787	$3,179	$5,138
Medimobility organ transplant and jet	7,729	4,588	$13,253	$6,453
Other	495	79	$827	$86
Total Revenue	$9,273	$6,454	$17,259	$11,677

BLADE URBAN AIR MOBILITY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2021	2020	2021	2020
Reconciliation of Net Loss to Adjusted EBITDA
Net Loss	$(4,221)	$(3,409)	$(6,582)	$(8,122)
Interest income (expense), net	4	(61)	11	30
Depreciation and amortization expense	126	131	265	265
Stock-based compensation expense	1,904	87	3,179	178
Adjusted EBITDA	$(2,195)	$(3,130)	$(3,149)	$(7,709)

About Blade Urban Air Mobility

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad.

For more information, visit www.blade.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (“SEC”) by Experience Investment Corp. (“EIC”) in connection with the business combination transaction. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts

For Media Relations

Phil Denning / Nora Flaherty

BladeMediaRelations@icrinc.com

Investor Relations

Mike Callahan / Tom Cook

BladeIR@icrinc.com

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